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                                                               Exhibit 99.(n)(2)

                        [SUTHERLAND ASBILL & BRENNAN LLP]

  STEPHEN E. ROTH
  DIRECT LINE: 202.383.0158
  Internet: steve.roth@sablaw.com


                                 April 22, 2005


EquiTrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

     Re:    EquiTrust Life Variable Account
            (File No. 333-45813)
            -------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 11 to the Registration Statement on Form N-6 for EquiTrust Life Variable Account (File No. 333-45813). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                 Sincerely,

                                 SUTHERLAND ASBILL & BRENNAN LLP


                                 By: /s/ Stephen E. Roth
                                     -------------------
                                         Stephen E. Roth